UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02. Submission of Matters to a Vote of Security Holders.

On May 21, 2018, the stockholders of Everspin Technologies, Inc. approved the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Amended 2016 Plan”). The Amended 2016 Plan amended and restated the Everspin Technologies, Inc. 2016 Equity Incentive Plan (the “2016 Plan”). The key differences between the terms of the 2016 Plan and the Amended 2016 Plan are as follows:

•	The Amended 2016 Plan provides that an additional 700,000 shares may be issued pursuant to stock awards granted under the Amended 2016 Plan.

•	The Amended 2016 Plan eliminates references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Amended 2016 Plan eliminates individual grant limits that applied under the 2016 Plan to awards that were intended to comply with the exemption for “performance-based compensation” under Code Section 162(m), because those provisions were included in the 2016 Plan to allow the company to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

•	The Amended 2016 Plan eliminates references to performance cash awards, because those awards were included in the 2016 Plan to allow the company to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

A total of 500,000 shares of common stock were initially authorized for issuance under the 2016 Plan. In addition, the plan has an evergreen provision pursuant to which each year on the first day of our fiscal year, beginning on January 1, 2017, and continuing through and including January 1, 2026, the number of shares available for issuance under the plan is increased by 3% of the total number of shares of Everspin capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by Everspin’s board of directors. Pursuant to this provision, an additional 374,944 shares of Everspin common stock were added on January 1, 2017, and an additional 384,516 shares of Everspin common stock were added on January 1, 2018. Following the addition on January 1, 2018, a total of 1,259,460 shares of Everspin common stock were reserved for issuance under the 2016 Plan, and pursuant to the amendment and restatement, a total of 1,959,460 were reserved for issuance under the Amended 2016 Plan.

The Amended 2016 Plan permits the grant of stock options, restricted stock unit awards, restricted stock awards, performance awards and other awards (each individually, an “Award”). The Amended 2016 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, including (1) employees of Everspin and any parent or subsidiary, (2) consultants who provide services to Everspin and any parent or subsidiary, and (3) directors of Everspin.

A further description of the Amended 2016 Plan is contained in Everspin’s proxy statement filed with the Securities and Exchange Commission on April 9, 2018. The Amended 2016 Plan plan is filed as Exhibit 10.1 to this Form 8-K, and the description above is qualified by reference to the Amended 2016 Plan as so filed.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2018, Everspin Technologies, Inc. held its Annual Meeting of Stockholders. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; (b) for, against or abstain for the ratification of the appointment of Ernst & Young as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and (c) for, against or abstain for the approval of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan. Broker non-votes are also reported. A more complete description of each matter is set forth in Everspin’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2018.

Proposal 1:	Each of the seven directors proposed by Everspin for re-election was elected by the following votes to serve until Everspin’s 2019 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Kevin Conley	9,527,994	23,986	4,853,276
Lawrence G. Finch	8,548,369	1,003,611	4,853,276
Ron Foster	9,528,079	23,901	4,853,276
Michael B. Gustafson	8,548,989	1,002,991	4,853,276
Peter Hébert	8,642,217	909,763	4,853,276
Stephen J. Socolof	8,548,359	1,003,621	4,853,276
Geoffrey R. Tate	8,623,156	928,824	4,853,276

Proposal 2:	The appointment of Ernst & Young LLP as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
14,326,329	40,130	38,797	—

Proposal 3:	The Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, as described in the proxy statement, was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
7,643,560	1,756,457	151,963	4,853,276

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: May 21, 2018	By:	/s/ Kevin Conley
Kevin Conley
President and Chief Executive Officer